UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2010

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, Massachusetts 01876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 654-7600

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See the disclosure contained in the subsection of Item 5.02 below entitled “Grant of Option Awards – Non-Plan Awards – Special Management Stock Options.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Option Awards

On March 11, 2010, the Compensation Committee of the Board of Directors of the Company approved the grant of stock option awards (the “Option Awards”) to certain employees, directors and consultants of the Company to purchase an aggregate of 7,028,512 shares of common stock of the Company. Of the Option Awards granted, 4,988,858 shares were granted outside of the Company’s stock option plan (the “Non-Plan Awards”). The remaining 2,039,654 options were granted under the Company’s 2001 Stock Incentive Plan (the “Plan Awards”). Each of the Option Awards has a term of ten years and an exercise price of $0.16, which was the closing price of the Company’s common stock on the date of grant. The terms of each of the awards is more fully described below. In connection with the approval of certain of the Non-Plan Awards, stock options to purchase an aggregate of 2,983,333 shares of common stock of the Company previously granted to members of senior management were cancelled.

Non-Plan Awards

The Non-Plan Awards consisted of (i) Option Awards to purchase an aggregate of 461,562 shares of common stock of the Company granted to senior management in recognition of each senior management member’s agreement to a reduction in salary; (ii) Option Awards to purchase an aggregate of 338,574 shares of common stock granted to the non-employee directors of the Company in recognition of a reduction in the cash fees paid to the non-employee directors; (iii) Option Awards to purchase an aggregate of 605,389 shares of common stock granted to a consultant to the Company in lieu of the payment of approximately $70,000, or 50%, of the fees otherwise payable to him in 2010 under his consulting agreement with the Company; and (iv) Option Awards to purchase an aggregate of 2,983,333 shares of common stock granted to senior management in connection with the termination of certain previously awarded out-of-the-money stock options. The following is a summary of the material terms of the Non-Plan Awards granted to the senior management team and directors of the Company.

Management Salary Reduction. Effective March 1, 2010, four members of the senior management team of the Company agreed to a 10% reduction in their base salary for 2010. After giving effect to this reduction, the annual salary rates for the executive officers of the Company will be as follows: $247,500 for Ali Haghighi-Mood, President and Chief Executive Officer; $108,000 for Roderick de Greef, Chairman of the Board; and $83,700 for Vincenzo LiCausi, Chief Financial Officer. In recognition of the reduction of the salaries of the senior management team, the Compensation Committee granted each senior management member a stock option award (the “Salary Reduction Option Award”) that becomes exercisable in nine equal monthly installments beginning on April 11, 2010, and will continue to be exercisable following the termination of the employment of the recipient to the same extent that the option was exercisable on the date of termination until expiration of the ten-year term. The Salary Reduction Option Awards were granted outside of the Company’s 2001 Stock Incentive Plan, but are nevertheless subject to the terms and conditions of the plan as if granted thereunder. Of the Salary Reduction Option Awards, Messrs. Haghighi-Mood, de Greef and LiCausi received awards to purchase 198,949, 86,814 and 67,281 shares of common stock, respectively. The number of shares covered by each Salary Reduction Option Award was determined based on the amount of the reduction of the 2010 salary for each recipient and the fair value of the Salary Reduction Option Awards using the Black-Scholes option pricing model, which requires the Company to make certain assumptions regarding the expected term of the options, forfeiture rate and volatility of the underlying stock.

Director Fee Reduction. Effective March 31, 2010, the Board of Directors has reduced the amount of cash compensation paid to the non-employee directors of the Company (currently, Paul McCormick, John McGuire and Jeffrey Wiggins). Specifically, all per meeting fees (which had been fixed at $2,500-$3,125 per in-person meeting and $500-$625 per telephonic or committee meeting) have been eliminated and the cash annual retainer paid to non-employee directors has been reduced from $15,000 to $12,000 per year, payable in equal quarterly installments. In recognition of this reduction in fees, each of the non-employee directors was awarded a stock option to purchase 112,858 shares of common stock of the Company (the “Director Fee Reduction Option Award”), having a fair value of $13,000 using the Black Scholes option pricing model. The Director Fee Reduction Option Awards become exercisable in nine equal monthly installments beginning on April 11, 2010 and will continue to be exercisable following the termination of the director’s service with the Company to the same extent that the stock option was exercisable on the date of resignation or termination until expiration of the ten-year term. The Director Fee Reduction Option Awards were granted outside of the Company’s 2001 Stock Incentive Plan, but are nevertheless subject to the terms and conditions of the plan as if granted thereunder.

Special Management Stock Option Awards. On March 11, 2010, each of the members of the senior management team of the Company (other than Mr. de Greef) entered into individual option exchange agreements with the Company whereby previously granted stock options to purchase an aggregate of 2,983,333 shares of common stock issued at varying times and at varying prices (ranging from $0.29 per share to $4.00 per share), were cancelled and replaced with new stock options (the “Management Stock Option Awards”) to purchase an aggregate of 3,583,333 shares of common stock of the Company at an exercise price of $0.16 per share, the closing price of the Company’s common stock on the date of grant. Of the Management Stock Option Awards, Messrs. Haghighi-Mood and LiCausi received awards to purchase 2,383,333 and 450,000 shares of common stock of the Company, respectively. The Management Stock Option Awards were granted outside of the Company’s 2001 Stock Incentive Plan, but are nevertheless subject to the terms and conditions of the plan as if granted thereunder.

Plan Awards

The Plan Awards consisted of (i) Option Awards to purchase an aggregate of 1,164,871 shares of common stock of the Company awarded to the senior management team in lieu of a 2010 cash bonus; (ii) Option Awards to purchase an aggregate of 400,000 shares of common stock awarded to the non-employee directors and the Chairman of the Company’s Scientific Advisory Board; and (iii) Option Awards to purchase an aggregate of 474,783 shares of common stock of the Company awarded to non-management employees.

Management Stock Option Awards in Lieu of 2009 Cash Bonus. Each of the members of the senior management team of the Company (other than Mr. de Greef) was eligible to receive a cash bonus for 2009 based upon the achievement of the criteria set forth in the Senior Management Bonus Plan for 2009. The Compensation Committee determined that in accordance with the Senior Management Bonus Plan for 2009, Messrs. Haghighi-Mood and LiCausi were entitled to receive cash bonuses of $77,000 and $26,040, respectively. On March 11, 2010, the Compensation Committee awarded, and each of the members of senior management team has agreed to accept, stock options granted under and subject to the Company’s 2001 Stock Incentive Plan in lieu of a cash bonus for 2009 (the “Bonus Replacement

Option Awards”). Mr. Haghighi-Mood received a Bonus Replacement Option Award to purchase 668,468 shares of common stock, and Mr. LiCausi received a Bonus Replacement Option Award to purchase 226,064 shares of common stock. The number of shares covered by each Bonus Replacement Option Award was determined based on the amount of the bonus for each recipient and the fair value of the Bonus Replacement Option Awards using the Black-Scholes option pricing model, which requires the Company to make certain assumptions regarding the expected term of the options, forfeiture rate and volatility of the underlying stock. The Bonus Replacement Option Awards are immediately exercisable and will continue to be exercisable following the termination of the employment of the recipient until the expiration of the ten-year term.

Non-Employee Director and Chairman of the Scientific Advisory Board Stock Option. On March 11, 2010, the Compensation Committee granted each of the non-employee directors and the Chairman of the Scientific Advisory Board a stock option to purchase 100,000 shares of the common stock of the Company under and pursuant to the Company’s 2001 Stock Incentive Plan. The stock options become exercisable in full on the one-year anniversary of the date of grant and will continue to be exercisable following the termination of services of the recipient to the same extent that it was exercisable on the date of termination until the expiration of the ten-year term.

Employee Stock Option Awards. On March 11, 2010, the Compensation Committee also approved the grant of Option Awards to purchase an aggregate of 474,783 shares of common stock of the Company under the 2001 Stock Incentive Plan to non-management employees of the Company. The options awarded to non-management employees become exercisable in three equal annual installments beginning on the one-year anniversary of the date of grant.

Senior Management Bonus Plan

On March 11, 2010, the Compensation Committee adopted a Senior Management Bonus Plan for 2010 (the “2010 Bonus Plan”). The 2010 Bonus Plan provides cash bonus incentives to eligible senior management team members, including Messrs. Haghighi-Mood and LiCausi.

The objective of the 2010 Bonus Plan is to provide an effective tool to help motivate the executive’s performance in achieving the Company’s defined strategy and goals by aligning measurement and accountability with rewards. In accordance with the terms of Mr. Haghighi-Mood’s Employment Agreement with the Company, Mr. Haghighi-Mood’s total bonus potential under the 2010 Bonus Plan is 50% of his annual base pay. The total bonus potential for Mr. LiCausi under the 2010 Bonus Plan is 30% of his base pay. Rewards for eligible participants under the 2010 Bonus Plan are based on performance as measured by corporate goals for the Company. A different percentage weight has been assigned to each goal with the total percentage weight of 100%.

The corporate goals under the 2010 Bonus Plan consist of four separate goals each weighted between 20% and 40% relating to: (1) achievement of certain pre-determined revenue for the year ending December 31, 2010, (2) execution of a material distribution agreement or partnership approved by the Board of Directors, (3) the launch of a CSCX MTWA Module by September 30, 2010, and (4) achievement of predetermined enrollment in an ischemia pilot study.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBRIDGE HEART, INC.

By:	/S/ VINCENZO LICAUSI
Vincenzo LiCausi
Chief Financial Officer

Date: March 16, 2010